UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

DRAGON BRIGHT MINTAI BOTANICAL
TECHNOLOGY (CAYMAN) LIMITED
(Exact name of registrant as specified in its charter)

Cayman Islands	98-1025932
(State of Incorporation)	(I.R.S. Employer Identification No.)

Flat A, Level 15, Yardley Commercial Building, 1-6 Connaught Road West Hong Kong	Not Applicable
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates (if applicable): Form F-1; File No. 333-176868

Securities to be registered pursuant to Section 12(g) of the Act: Ordinary shares, par value US$0.0001 per share

Item 1.	Description of Registrant’s Securities to be Registered

The description of securities contained in the Registrant’s Registration Statement on Form F-1, as amended, originally filed with the Securities and Exchange Commission on September 16, 2011 (File No. 333-176868), is incorporated by reference into this registration statement.

Item 2.	Exhibits

Number	Description of Exhibit

3.1	Memorandum of Association of the Registrant, as currently in effect (incorporated by reference from Exhibit 3.1 to Form F-1, dated February 17, 2011)

3.2	Articles of Association of the Registrant (incorporated by reference from Exhibit 3.2 to Form F-1, dated February 17, 2011)

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: April 27, 2012	Dragon Bright Mintai Botanical Technology (Cayman) Limited

	By:	/S/ Anita Lai Lai Ho
Anita Lai Lai Ho
Chief Executive Officer and Director